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       [RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD APPEARS HERE]

                                                                    EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the use in the Prospectus constituting part of this Annual Report on Form 10-K of our reserve report dated September 25, 1997 relating to the oil and gas reserves of Bellwether Exploration Company at July 1, 1997. We also consent to the references to us under the heading "Supplemental Information" in the Notes to the Consolidated Financial Statements of Bellwether Exploration Company in such report.

                                            /s/ RYDER SCOTT COMPANY
                                                PETROLEUM ENGINEERS
                                            ___________________________________
                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

Houston, Texas
September 25, 1997